Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of September 14, 2006 (this “Amendment”), by and among AMAC CDO FUNDING I, as seller (“Seller”), and BANK OF AMERICA, N.A. (“BANA”) and BANC OF AMERICA SECURITIES LLC (“BAS”, together with BANA, and their respective successors and assigns, collectively, the “Buyers”, each, a “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

Seller and the Buyers are parties to that certain Master Repurchase Agreement, dated as of March 29, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), among Seller and the Buyers.

Seller and the Buyer wish to amend the Repurchase Agreement to provide for the transactions contemplated by that certain Pledge and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”), by American Mortgage Acceptance Company in favor of the Buyers, and as otherwise set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and the Buyers hereby agree as follows:

SECTION 1.	Amendments.

(a)           Section 1.1 of the Repurchase Agreement is hereby amended by deleting the definition of “Hedging Agreements” in its entirety and substituting the following therefor:

““Hedging Agreements” shall mean any Seller Hedging Agreement or any Guarantor Hedging Agreement.”

(b)           Section 1.1 of the Repurchase Agreement is hereby further amended by deleting the definition of “Initial Termination Date” in its entirety and substituting the following therefor:

““Initial Termination Date” shall mean the earlier of (a) November 30, 2006, (b) the date upon which CDO I closes.”

(c)           Section 1.1 of the Repurchase Agreement is hereby further amended by deleting the definition of “Maximum Facility Amount” in its entirety and substituting the following therefor:

““Maximum Facility Amount” shall mean $350,000,000.”

(d)           Section 1.1 of the Repurchase Agreement is hereby further amended by deleting the definition of “Transaction Documents” in its entirety and substituting the following therefor:

““Transaction Documents” shall mean, collectively, this Agreement, any applicable Schedules or Exhibits to the Agreement, the Custodial Agreement, the Pricing Letter, the Guarantee, the Pledge Agreement, the Letter Agreement Regarding Guarantor Hedging Agreements and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.”

(e)           Section 1.1 of the Repurchase Agreement is hereby further amended by inserting the following definitions in their appropriate alphabetical order:

““Guarantor Hedging Agreements” shall have the meaning specified in the Pledge Agreement.”

““Letter Agreement Regarding Guarantor Hedging Agreements” shall mean the letter agreement, dated as of September __, 2006, among American Mortgage Acceptance Company, Bank of America, N.A., as hedge provider, Seller and the Buyers (as such letter agreement may be amended, restated, supplemented or otherwise modified from time to time).”

““Pledge Agreement” shall have the meaning specified in the Recitals hereto.”

““Seller Hedging Agreements” shall mean, with respect to any Purchased Asset, any futures options contract or any interest rate swap, cap or collar agreement or similar derivative instruments providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with respect to such Purchased Asset with a counterparty having a counterparty rating of at least “A-” or its equivalent by Standard & Poor’s and Moody’s and that is otherwise reasonably acceptable to the Buyer. Seller shall provide the Buyers (or an Affiliate designated by the Buyers) with an opportunity to bid on any Seller Hedging Agreement to be entered into by Seller, but Seller shall have no obligation to enter into any Seller Hedging Agreement with any Buyer or any such Affiliate.”

(f)            Section 4.1 of the Repurchase Agreement is hereby amended by adding the (i) word “Seller” immediately prior to the words “Hedging Agreements” so that the reference therein to “Hedging Agreements” shall be a reference to “Seller Hedging Agreements” and (ii) phrase “and any payments made pursuant to Section 1 of the Letter Agreement Regarding Guarantor Hedging Agreements” immediately after the words “Seller Hedging Agreements”.

(g)           Section 4.3(a) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

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“(a) For so long as no Event of Default shall have occurred and be continuing, all Income (other than amounts consisting of unscheduled Principal Payments deposited into the Cash Management Account in respect of the Purchased Assets (expressly excluding any amounts which may from time to time be received by the Depository for the benefit of the holder of any asset which is not a Purchased Asset, including, without limitation, any participation or subparticipation interest that is related to a Purchased Asset but not included in the Purchased Asset acquired by the Buyer hereunder), the payments under the associated Seller Hedging Agreements and the payments made pursuant to Section 1 of the Letter Agreement Regarding Guarantor Hedging Agreements during each Collection Period shall be paid by the Depository on the related Remittance Date as follows:

(i)           first, to remit escrow payments that are senior to debt service in the Purchased Asset Documents and are not otherwise deducted from such Income prior to deposit in the Cash Management Account to Servicer, if any;

(ii)          second, to the Buyers the Allocated Portion of scheduled Principal Payments, if any;

(iii)         third, to remit to the Buyers an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;

(iv)         fourth, to remit to the Buyers any other amounts due and payable to the Buyers under this Agreement;

(v)         fifth, to remit payments then due to any Affiliated Hedge Counterparty under the Seller Hedging Agreements, if any;

(vi)         sixth, to remit payments then due to any counterparty (other than an Affiliated Hedge Counterparty) under the Hedging Agreements, if any; and

(vii)	seventh, to Seller any amounts remaining.”

(h)           Section 4.3(c) of the Repurchase Agreement is hereby amended by adding the phrase “and the payments made pursuant to Section 1 of the Letter Agreement Regarding Guarantor Hedging Agreements” immediately after the words “Hedging Agreements” in the sixth line thereof.

(i)             Section 5.2(ii) of the Repurchase Agreement is hereby amended by adding the word “Seller” immediately prior to the words “Hedging Agreements” so that the reference therein to “Hedging Agreements” shall be a reference to “Seller Hedging Agreements”.

(j)            Section 9.13(i) of the Repurchase Agreement is hereby amended by adding the word “Seller” immediately prior to the words “Hedging Agreements” so that the reference therein to “Hedging Agreements” shall be a reference to “Seller Hedging Agreements”.

(k)           Section 10.18 of the Repurchase Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

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“10.18            Seller shall (or in the case of the Guarantor Hedging Agreements, shall cause the Guarantor to) enter into appropriate Hedging Agreements with respect to each Purchased Asset and each such Hedging Agreement shall be in form and substance acceptable to the Buyer and, as of each Remittance Date, Seller shall provide the Buyer with a summary report which lists all such Hedging Agreements and describes the principal economic and other material terms of each.”

SECTION 2.  Conditions Precedent. This Amendment and its provisions shall become effective on the first date on all of the following shall have occurred (the “Amendment Effective Date”):

(a)           the Buyers shall have received this Amendment, executed and delivered by an authorized officer of each of Seller and the Guarantor;

(b)           the Buyers shall have received the Pledge Agreement, executed and delivered by an authorized officer of the Guarantor;

(c)           the Buyers shall have received the Letter Agreement Regarding Guarantor Hedging Agreements, executed and delivered by an authorized officer of each of the Guarantor and Seller;

(d)           the Buyers shall have received from Seller an extension fee of $300,000;

(e)           the Buyers shall have received an opinion of counsel to Seller and the Guarantor with respect to (i) due authorization, execution and delivery of this Amendment, the Pledge Agreement and the Letter Agreement Regarding Guarantor Hedging Agreements, (ii) enforceability of this Amendment, the Pledge Agreement, the Letter Agreement Regarding Guarantor Hedging Agreements and the Guarantee and (iii) the perfection of the Buyers’ security interests in the Pledge Agreement and other “Pledged Collateral under the Pledge Agreement, and such opinion shall be reasonably satisfactory to the Buyers in form and substance; and

(f)            each of Guarantor and Banc of America Securities LLC acknowledges and agrees that the extension fee payable as a condition precedent to the effectiveness of this Amendment pursuant to Section 2(d) of this Amendment and shall be considered an additional component of the “upfront fee” for purposes of the calculation of the “Structuring and Placement Fee” payable pursuant to the terms of the CDO Engagement Letter.

SECTION 3.   Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment.

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SECTION 4.   Reaffirmation by Guarantor. By executing this Amendment in the space provided below, the Guarantor hereby absolutely and unconditionally reaffirms its obligations under that certain Guarantee, dated as of March 29, 2006, by the Guarantor in favor of the Buyers, and absolutely and unconditionally consents to (a) the execution and delivery by Seller of this Amendment, (b) the implementation and consummation of arrangements and transactions contemplated by the Repurchase Agreement as amended by this Amendment, and (c) the performance and observance by Seller of all of its agreements, covenants, duties and obligations under the Repurchase Agreement as amended by this Amendment.

SECTION 5.   Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Release of Claims. Seller and the Guarantor each hereby releases, waives and forever relinquishes all known claims, demands, obligations, liabilities and causes of action of whatever kind or nature, which they have, may have, or might assert now or in the future against each Buyer and/or such Buyer’s affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type related to the Transaction Documents, the administration thereof or the obligations created thereby, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Transaction Documents; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Amendment, and the execution of this Amendment by each Buyer, does not constitute an acknowledgment or admission by such Buyer of liability for any matter, or a precedent upon which liability may be asserted.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

AMAC CDO FUNDING I

By:

Name:

Title:

BUYERS

BANK OF AMERICA, N.A.

By:

Name: Olga V. Kelly

Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:

Name:

Title:

CONSENTED AND AGREED TO:

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:

Name:

Title: